SECURITIES AND EXCHANGE COMMISSION
        Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2002

TMSF HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-28325	87-0642252
(Commission File Number)	(I.R.S. Employer Identification No.)
727 Seventh Street, Suite 850 Los Angeles, California 90017 (Address of Principal Executive Offices, Including Zip Code) (213) 234-2400 (Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events

On November 29, 2002, an aggregate of 5,000,000 shares of our common stock, par value $0.001, was sold and issued at a price of $0.60 per share in a private offering to four accredited investors pursuant to Regulation D of the Securities Act of 1933 in exchange for $2,000,000 principal amount of notes that was previously issued by our wholly-owned subsidiary to affiliates of the investors and a cash payment of $1,000,000 that will be used for general corporate purposes including working capital.

Item 8.	Change in Fiscal Year

On December 6, 2002, our Board of Directors elected to change our fiscal year. Beginning December 21, 2002, our fiscal year-end will change from July 31 to December 31. A report on Form 10-KSB covering the transition period from August 1, 2002 through December 31, 2002 will be prepared and filed with the Securities and Exchange Commission by March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 12, 2002	TMSF HOLDINGS, INC. By: /S/ Raymond Eshaghian —————————————— Name: Raymond Eshaghian Title: Chief Executive Officer